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MINNESOTA MUTUAL LIFE                                ANNUITY PAYMENT ENDORSEMENT

The Minnesota Mutual Life Insurance Company certifies that the Annuitant named in the Schedule below is entitled to the Annuity Payments described in this schedule. Payments are to commence on the Annuity Commencement Date. The effective date of this endorsement shall be the Annuity Commencement Date.


ANNUITY PAYMENTS SCHEDULE

ANNUITANT_______________________________________________________________________

ANNUITANT'S DATE OF BIRTH_______________________________________________________

ANNUITY COMMENCEMENT DATE_______________________________________________________

FORM OF ANNUITY PAYMENT_________________________________________________________

FIXED ANNUITY PAYMENT $_________________________________________________________

NUMBER OF VARIABLE ANNUITY UNITS________________________________________________

NUMBER OF VARIABLE ANNUITY UNITS________________________________________________

INITIAL VARIABLE ANNUITY PAYMENT $______________________________________________

JOINT ANNUITANT_________________________________________________________________

JOINT ANNUITANT'S DATE OF BIRTH_________________________________________________

ANNUITANT'S BENEFICIARY_________________________________________________________


/s/ Robert J. Hasling                                    /s/ Coleman Bloomfield
Secretary                             Registrar          President

83-9060